UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2021

Surrozen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39635	98-15556622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

171 Oyster Point Blvd, Suite 400

South San Francisco, California

94080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +1 (650) 489-9000

Consonance-HFW Acquisition Corp.

1 Palmer Square, Suite 305

Princeton, New Jersey 08540

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	SRZN	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Common Stock	SRZNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On August 11, 2021, Surrozen, Inc. (the “Company”) issued a press release announcing the closing of the transaction contemplated by the Business Combination Agreement, dated April 15, 2021, by and among Consonance-HFW Acquisition Corp., Perseverance Merger Sub Inc. and Surrozen, Inc. A copy of the press release is filed hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference into this Item 7.01.

The Company is filing the corporate presentation slides (the “Corporate Presentation”) attached hereto as Exhibit 99.2 to this Current Report on Form 8-K, which the Company may use from time to time in conversations with investors and analysts.

The information furnished under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 11, 2021.

99.2	Corporate Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surrozen, Inc.

Date: August 11, 2021	By:	/s/ Charles Williams
Name: Charles Williams
Title: Chief Financial Officer